UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 12. Results of Operations and Financial Condition

SIGNATURES

Press Release

Table of Contents

Item 12. Results of Operations and Financial Condition

On March 30, 2004, Accenture issued a press release, announcing results for its second fiscal quarter ended February 29, 2004. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

In the attached press release, Accenture presents core earnings using Standard & Poor’s Core Earnings methodology. Management believes this information is useful to investors because the core earnings calculations provide investors with greater visibility of the earnings related to primary business operations.

Accenture also discloses in the attached press release free cash flow, defined as operating cash flow net of property and equipment additions. Management believes that by providing more visibility on free cash flow and reconciling to operating cash flow, Accenture provides another consistent metric from which the quality of its business may be monitored.

Additionally, in the attached press release Accenture discloses operating income exclusive of restructuring charges related to real estate consolidation. Management believes that this disclosure is consistent with Accenture’s internal management planning and variable compensation processes and is appropriate to enhance understanding of its performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2004	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary